EXHIBIT 1

AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of securities of Aradigm Corporation.

     EXECUTED   this 12th day of March, 2003

CAMDEN PARTNERS STRATEGIC II, LLC

By: /S/ DONALD W. HUGHES

Signature

Donald W. Hughes, as Managing Member

Name/Title

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.
By: CAMDEN PARTNERS STRATEGIC II, LLC, as sole General Partner

By: /S/ DONALD W. HUGHES

Signature

Donald W. Hughes, as Managing Member

Name/Title

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.
By: CAMDEN PARTNERS STRATEGIC II, LLC, as sole General Partner

By: /S/ DONALD W. HUGHES

Signature

Donald W. Hughes, as Managing Member

Name/Title

/S/ DONALD W. HUGHES

Donald W. Hughes

*

Richard M. Johnston
*

David L. Warnock
*

Richard M. Berkeley

* By:	/S/ DONALD W. HUGHES

Donald W. Hughes, Attorney-in-Fact